As filed with the Securities and Exchange Commission on May 15, 2002
                                                      Registration No. 333-80511
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933


                                NOBLE CORPORATION
             (Exact name of Registrant as specified in its charter)

CAYMAN ISLANDS                                                        98-0366361
(State or other jurisdiction                                    (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                      13135 SOUTH DAIRY ASHFORD, SUITE 800
                             SUGAR LAND, TEXAS 77478
          (Address of principal executive offices, including zip code)

          NOBLE CORPORATION 1991 STOCK OPTION AND RESTRICTED STOCK PLAN
                            (Full Title of the Plan)

                               Robert D. Campbell
                                    President
                                Noble Corporation
                      13135 South Dairy Ashford, Suite 800
                             Sugar Land, Texas 77478
                                 (281) 276-6100
 (Name, address and Telephone number, including area code, of agent for service)

                                    Copy to:
                                 David L. Emmons
                               Baker Botts L.L.P.
                           2001 Ross Avenue, Suite 700
                            Dallas, Texas 75201-2980


================================================================================

                                EXPLANATORY NOTE

Reorganization of Noble Drilling Corporation to Cayman Islands.

         This Post-Effective Amendment No. 1 to Registration Statement on Form S-8, File No. 333-80511, is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), by Noble Corporation, a Cayman Islands exempted company limited by shares ("Noble-Cayman"), as successor issuer to Noble Drilling Corporation, a Delaware corporation ("Noble-Delaware"), following a corporate reorganization (the "Reorganization") that became effective on April 30, 2002. The Reorganization was effected through the merger of Noble Cayman Acquisition Corporation, a Delaware corporation, with and into Noble-Delaware with Noble-Delaware surviving as an indirect, wholly owned subsidiary of Noble-Cayman. In the merger, each person holding shares of Noble-Delaware common stock (and related preferred stock purchase rights) immediately before the merger received one ordinary share, par value US$.10 per share ("Ordinary Shares"), of Noble-Cayman (and related preferred share purchase right) for each share of Noble-Delaware common stock (and related preferred stock purchase right) held by such person. Pursuant to the Reorganization, the Noble Drilling Corporation 1991 Stock Option and Restricted Stock Plan was renamed the "Noble Corporation 1991 Stock Option and Restricted Stock Plan" (the "Plan") and was assumed by Noble-Cayman. Ordinary Shares will henceforth be issuable under the Plan in lieu of common stock of Noble-Delaware. Noble-Cayman hereby expressly adopts the Registration Statement on Form S-8 (File No. 333-80511) filed by Noble-Delaware with the Securities and Exchange Commission as its own Registration Statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, which Noble-Delaware and Noble-Cayman have filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Post-Effective Amendment by reference and shall be deemed to be a part hereof:

         1. Noble-Delaware's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

         2. The Current Reports of Noble-Delaware filed on Form 8-K dated January 31, 2002, April 24, 2002 and May 6, 2002; and

         3. The description of the ordinary shares of Noble-Cayman, par value US$.10 per share, contained in Noble-Cayman's Registration Statement on Form 8-A, dated April 25, 2002.

         All documents filed by Noble-Cayman with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Post-Effective Amendment and prior to the filing of any further post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Post-Effective Amendment by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in this Post-Effective Amendment, in any amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Post-Effective Amendment to the extent that a statement contained herein or in any subsequently-filed supplement to this Post-Effective Amendment or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Post-Effective Amendment.

ITEM 4. DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Cayman Islands law does not limit the extent to which a company's articles of association may provide for the indemnification of its directors, officers, employees and agents except to the extent that such provision may be held by the Cayman Islands courts to be contrary to public policy.

         Noble-Cayman's articles of association provide the following:

         Article 111 of Noble-Cayman's articles of association provides that no Noble-Cayman director will be personally liable to Noble-Cayman or its members for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to Noble-Cayman or to its members, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or (c) for any transaction from which the director derived an improper personal benefit.

         Article 112 of Noble-Cayman's articles of association provides that Noble-Cayman will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Noble-Cayman), by reason of the fact that such person is or was a director, officer, employee or agent of Noble-Cayman, or is or was serving at the request of Noble-Cayman as a director, officer, employee or agent of another company, corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Noble-Cayman, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of Noble-Cayman, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

         Article 113 of Noble-Cayman's articles of association provides that Noble-Cayman shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Noble-Cayman to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of Noble-Cayman, or is or was serving at the request of Noble-Cayman as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Noble-Cayman, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Noble-Cayman unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the such court shall deem proper.

         Any indemnification under Article 112 or Article 113 of Noble-Cayman's articles of association (unless ordered by a court) shall be made by Noble-Cayman only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Article 112 or Article 113 of Noble-Cayman's articles of association. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are not such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the Noble-Cayman members.

         To the extent that a present or former director or officer of Noble-Cayman has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in either of Articles 112 or 113 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Expenses (including attorneys' fees) incurred by a present or former officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by Noble-Cayman in advance of the final disposition of such action, suit or proceeding upon receipt by Noble-Cayman of an undertaking by or on behalf of such officer or director to repay all such amounts advanced if it shall ultimately be determined that such person is not entitled to be indemnified by Noble-Cayman under its articles of association or otherwise. Such expenses (including attorneys' fees) incurred by present or former employees or agents of Noble-Cayman other than officers or directors may be so paid upon such terms and conditions, if any, as Noble-Cayman deems appropriate.

         The indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any law, agreement, vote of members or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         Noble-Cayman has entered into an indemnity agreement with each of its directors and officers to supplement the indemnification protection available under Noble-Cayman's articles of association referred to above. These indemnity agreements generally provide that Noble-Cayman will indemnify the parties thereto to the fullest extent permitted by law.

         Noble-Cayman also maintains insurance to protect itself and its directors, officers, employees and agents against expenses, liabilities and losses incurred by such persons in connection with their services in the foregoing capacities.

         The foregoing summaries are necessarily subject to the complete text of Noble-Cayman's articles of association and the indemnity agreements referred to above and are qualified in their entirety by reference thereto.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8. EXHIBITS

         The following documents are filed as a part of this registration statement or incorporated by reference herein:

Exhibit
  No.                                Description
-------                              -----------
*4.1              Memorandum of Association of Noble Corporation (incorporated by reference to Annex B to the proxy statement/prospectus
                  included in Noble Corporation's Registration Statement on Form
                  S-4 (Registration No. 333-84278) dated March 13, 2002).

*4.2 Articles of Association of Noble Corporation (incorporated by reference to Annex C to the proxy statement/prospectus included in Noble Corporation's Registration Statement on Form
                  S-4 (Registration No. 333-84278) dated March 13, 2002).

*4.3              Specimen Noble Corporation Ordinary Share certificate
                  (incorporated by reference to Exhibit 3.5 of Noble
                  Corporation's Registration Statement on Form S-4 (Registration
                  No. 333-84278) dated March 13, 2002).

*4.4 Rights Agreement between Noble Corporation and UMB Bank, N.A., as Rights Agent (which includes the Form of Right Certificate as Exhibit B thereto) (incorporated by reference to Exhibit
                  4.1 of Noble Corporation's Registration Statement on Form S-4
                  (Registration No. 333-84278) dated March 13, 2002).

5.1 Opinion of Maples and Calder, regarding the legality of securities to be issued by Noble Corporation.

10.1 Amendment to the Noble Drilling Corporation 1991 Stock Option and Restricted Stock Plan.

23.1              Consent of PricewaterhouseCoopers LLP.

23.2              Consent of Maples and Calder (included in Exhibit 5.1).

24.1              Powers of Attorney.

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*        Incorporated herein by reference as indicated.

ITEM 9. UNDERTAKINGS

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the

Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Noble Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on May 14, 2002.

                                      NOBLE CORPORATION


                                      By:  /s/ Robert D. Campbell
                                         ---------------------------------------
                                         Robert D. Campbell, President

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on May 14, 2002.

                      SIGNATURE                                                   TITLE
                      ---------                                                   -----
                /s/ James C. Day                             Chairman and Chief Executive Officer and Director
---------------------------------------------------                    (Principal Executive Officer)
                  James C. Day


             /s/ Robert D. Campbell                                       President and Director
---------------------------------------------------
               Robert D. Campbell


               /s/ Mark A. Jackson                       Senior Vice President - Finance, Chief Financial Officer,
---------------------------------------------------            Treasurer, Controller and Assistant Secretary
                 Mark A. Jackson                                (Principal Financial and Accounting Officer)


                                                                                 Director
---------------------------------------------------
               Michael A. Cawley*


                                                                                 Director
---------------------------------------------------
               Lawrence J. Chazen*



---------------------------------------------------
                Luke R. Corbett*                                                 Director



                                                                                 Director
---------------------------------------------------
                 Marc E. Leland*


                                                                                 Director
---------------------------------------------------
                 Jack E. Little*

                      SIGNATURE                                                   TITLE
                      ---------                                                   -----
                                                                                 Director
---------------------------------------------------
                William A. Sears*


*By:         /s/ Robert D. Campbell
      ---------------------------------------------
      Robert D. Campbell, Attorney-in-Fact

                                INDEX TO EXHIBITS

EXHIBIT
  NO.                                DESCRIPTION
-------                              -----------
*4.1              Memorandum of Association of Noble Corporation (incorporated by reference to Annex B to the proxy statement/prospectus
                  included in Noble Corporation's Registration Statement on Form
                  S-4 (Registration No. 333-84278) dated March 13, 2002).

*4.2 Articles of Association of Noble Corporation (incorporated by reference to Annex C to the proxy statement/prospectus included in Noble Corporation's Registration Statement on Form
                  S-4 (Registration No. 333-84278) dated March 13, 2002).

*4.3              Specimen Noble Corporation Ordinary Share certificate
                  (incorporated by reference to Exhibit 3.5 of Noble
                  Corporation's Registration Statement on Form S-4 (Registration
                  No. 333-84278) dated March 13, 2002).

*4.4 Rights Agreement between Noble Corporation and UMB Bank, N.A., as Rights Agent (which includes the Form of Right Certificate as Exhibit B thereto) (incorporated by reference to Exhibit
                  4.1 of Noble Corporation's Registration Statement on Form S-4
                  (Registration No. 333-84278) dated March 13, 2002).

5.1 Opinion of Maples and Calder, regarding the legality of securities to be issued by Noble Corporation.

10.1 Amendment to the Noble Drilling Corporation 1991 Stock Option and Restricted Stock Plan.

23.1              Consent of PricewaterhouseCoopers LLP.

23.2              Consent of Maples and Calder (included in Exhibit 5.1).

24.1              Powers of Attorney.

----------
*        Incorporated herein by reference as indicated.